Exhibit 1.1


                                AMENDMENT TO
                        AGREEMENT AND PLAN OF MERGER

   This AMENDMENT (the "AMENDMENT") to AGREEMENT AND PLAN OF MERGER dated as of June 17, 2005 (the "MERGER AGREEMENT") is made and entered as of February 17, 2006 by and among EarthShell Corporation ("PARENT"), a Delaware corporation, EarthShell Triangle, Inc. ("MERGERCO"), a Delaware corporation and wholly-owned subsidiary of Parent, ReNewable Products, Inc., ("TARGET") a Delaware corporation, and ReNewable Products, LLC, ("STOCKHOLDER") a Delaware limited liability corporation and sole stockholder of Target.

                                  RECITALS
                                  --------

   A. Parent, Mergerco, Target and Stockholder are parties to the Merger Agreement.

   B. Parent, Mergerco, Target and Stockholder desire to amend certain provisions of the Merger Agreement.

                                 AGREEMENTS
                                 ----------

        Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. DEFINED TERMS. Terms used herein with their initial letters capitalized and not otherwise defined herein shall have the respective meanings given such terms in the Merger Agreement.

        2. AMENDMENT AND RESTATEMENT OF SECTION 9(c) OF THE MERGER AGREEMENT. Section 59(c)) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

        "(c) by either Target or Parent if the Closing shall not have occurred at or before 11:59 p.m., on December 31, 2006; provided, however, that the right to terminate this Agreement under this Section 9(c) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforementioned date."

        3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument and will


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   become effective when one or more counterparts have been signed by each party and delivered to the other party.

   IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

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        IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                 EARTHSHELL CORPORATION

                                 By:  /s/ Vincent J. Truant
                                      --------------------------------
                                 Name: Vincent J. Truant
                                 Its: Chairman & CEO

                                 By:  ________________________________
                                 Name:
                                 Its:

                                 EARTHSHELL TRIANGLE, INC.

                                 By:  /s/ Vincent J. Truant
                                      --------------------------------
                                 Name: Vincent J. Truant
                                 Its:

                                 ReNewable Products, INC.

                                 By:  /s/ James A. Cooper
                                      --------------------------------
                                 Name: James A. Cooper
                                 Its:  Secretary & Treasurer

                                 ReNewable Products LLC

                                 By:  /s/ James A. Cooper
                                      --------------------------------
                                 Name: James A. Cooper
                                 Its:  Secretary & Treasurer



















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